UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2021

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	Over the Counter

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements.

On January 18, 2021, Tuesday Morning Corporation and CEO Steven R. Becker entered into an agreement under which Mr. Becker’s Employment Agreement, which expires on June 30, 2021, will not be renewed by the Board of Directors and after which a transition agreement will go into effect. In the event that the Company has not yet hired a replacement Mr. Becker will serve in his current capacity as Chief Executive Officer and Director until a successor has been named to ensure a seamless transition. At the time that Mr. Becker no longer serves as CEO, he also will resign as an officer and director of the Company and any subsidiaries. In addition, the Company and Mr. Becker have agreed that Mr. Becker will provide consulting services to the Company during a “consulting period” commencing at the end of the transition period through September 30, 2021, in order to assure a smooth transition to the new CEO.

Until the expiration date and through the transition period Mr. Becker will continue to receive his current base compensation of $750,000 per year and, with respect to the transition period, a pro-rated bonus based upon a full-year bonus of $750,000. In addition, Mr. Becker will be paid severance pay of $1,500,000 ($2,250,000 in the event of a “change in control” prior to Mr. Becker’s separation date). The Company has agreed to pay Mr. Becker certain COBRA-related costs and reimburse Mr. Becker certain legal fees. The Company and Mr. Becker also have agreed to mutual releases.

The foregoing is a summary of the more significant provisions of a Transition Agreement between the Company and Mr. Becker, a copy of which is included in this report as Exhibit 10.1 and is incorporated herein by reference. This summary is qualified in its entirety by the provisions of the Transition Agreement.

On January 18, 2021, the Company and BEL Retail Advisors (“Consultant”) entered into an amendment (the “Amendment”) to the Amended and Restated Consulting Agreement by and between Consultant and the Company dated December 6, 2019 (the “Agreement”). Paul Metcalfe is the owner and principal of BEL Retail Advisors and is the acting Chief Merchant of the Company. The Amendment provides (i) the Consultant a minimum additional guaranteed consulting fee of $125,000 (regardless of the achievement of performance metrics) for the fiscal year ending June 30, 2021, and (ii) that if the Company terminates the Agreement prior to June 30, 2021, the Consultant will receive the Guaranteed Fee (as defined in the Agreement).

The foregoing is a summary of the more significant provisions of the Amendment, a copy of which is included in this report as Exhibit 10.2 and is incorporated herein by reference. This summary is qualified in its entirety by the provisions of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition Agreement with Steven R. Becker

10.2	Transition Agreement with BEL Retail Advisors

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: January 19, 2021	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President, Human Resources, General Counsel and Corporate Secretary